Exhibit 99.1

Owens & Minor Reports First Quarter 2025 Financial Results

Top-Line Growth Led by the Patient Direct Segment

Patient Direct Operating Margin Expanded by 173 Basis Points

Company Reaffirmed 2025 Financial Guidance

Remain Actively Engaged in Potential Sale of Products & Healthcare Services Segment

RICHMOND, VA – May 8, 2025 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the first quarter ended March 31, 2025.

“Across the business we continued to see strong execution and progress towards our near and long-term strategies. Patient Direct delivered mid-single digit top-line growth with strong performance in nearly all therapy categories led by Diabetes and Sleep Supplies. The top-line growth combined with strong operational execution delivered mid-teen expansion in EBITDA for the segment. Our Products & Healthcare Services segment saw top-line growth in our Medical Distribution division, as well as good progress on driving profit improvement initiatives. We remain actively engaged in the sale process of our Products & Healthcare Services segment,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka concluded, “Looking ahead, our focus remains on disciplined capital deployment, working towards our leverage target, successfully navigating potential changes in government policy, including tariffs and integrating our planned acquisition of Rotech. We remain bullish on the outlook for our Patient Direct segment and the strengthening of our P&HS businesses.”

Financial Summary (1)
($ in millions, except per share data)	1Q25	1Q24

Revenue	$2,632	$2,613

Operating income, GAAP	$0.1	$9.7
Adj. Operating Income, Non-GAAP	$61.3	$57.4

Net loss, GAAP	$(25.0)	$(21.9)
Adj. Net Income, Non-GAAP	$18.1	$14.9

Adj. EBITDA, Non-GAAP	$121.9	$116.3

Net loss per common share, GAAP	$(0.32)	$(0.29)
Adj. Net Income per share, Non-GAAP	$0.23	$0.19

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2025 Financial Outlook

The Company reaffirmed its financial guidance for 2025; summarized below:

●	Revenue for 2025 to be in a range of $10.85 billion to $11.15 billion
●	Adjusted EBITDA for 2025 to be in a range of $560 million to $590 million
●	Adjusted EPS for 2025 to be in a range of $1.60 to $1.85

The Company’s outlook for 2025 excludes any impact of the previously announced Rotech acquisition, any potential transaction involving the Products & Healthcare Services segment, future share repurchase activity, and the potential positive or negative impact from any policy shifts, including additional tariffs and retaliatory actions taken in response to such tariffs. The outlook also contains assumptions, including current expectations regarding the impact of general economic conditions.

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, exit and realignment charges and acquisition-related charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for First Quarter 2025 Financial Results

Owens & Minor will host a conference call for investors and analysts on Thursday, May 8, 2025, at 8:00 a.m. EDT. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward-looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, Owens & Minor’s ability to successfully complete the sale of the P&HS business in any specific transaction on favorable terms or at all, the risk that the proposed acquisition of Rotech will not be consummated in a timely manner or at all, our cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens &

Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net revenue	$2,632,048	$2,612,680
Cost of goods sold	2,106,035	2,077,151
Gross profit	526,013	535,529
Distribution, selling and administrative expenses	462,352	477,613
Acquisition-related charges and intangible amortization	29,674	20,313
Exit and realignment charges, net	31,226	27,356
Other operating expense, net	2,637	551
Operating income	124	9,696
Interest expense, net	33,959	35,655
Other expense, net	1,239	1,153
Loss before income taxes	(35,074)	(27,112)
Income tax benefit	(10,092)	(5,226)
Net loss	$(24,982)	$(21,886)

Net loss per common share:
Basic	$(0.32)	$(0.29)
Diluted	$(0.32)	$(0.29)

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$59,436	$49,382
Accounts receivable, net	580,175	690,241
Merchandise inventories	1,408,539	1,131,879
Other current assets	158,048	149,515
Total current assets	2,206,198	2,021,017
Property and equipment, net	520,332	509,347
Operating lease assets	383,111	355,627
Goodwill	1,331,931	1,331,281
Intangible assets, net	285,086	298,726
Other assets, net	129,766	140,158
Total assets	$4,856,424	$4,656,156
Liabilities and equity
Current liabilities
Accounts payable	$1,380,736	$1,228,691
Accrued payroll and related liabilities	87,388	151,039
Current portion of long-term debt	49,947	45,549
Other current liabilities	442,144	426,773
Total current liabilities	1,960,215	1,852,052
Long-term debt, excluding current portion	1,897,515	1,808,047
Operating lease liabilities, excluding current portion	324,032	286,212
Deferred income taxes, net	16,307	22,456
Other liabilities	87,376	101,025
Total liabilities	4,285,445	4,069,792
Total equity	570,979	586,364
Total liabilities and equity	$4,856,424	$4,656,156

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(24,982)	$(21,886)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	61,153	74,095
Share-based compensation expense	6,928	6,866
Deferred income tax benefit	(6,240)	(3,659)
Changes in operating lease right-of-use assets and lease liabilities	14,452	1,139
Gain from sale and dispositions of patient service equipment, property and equipment	(5,353)	(15,619)
Changes in operating assets and liabilities:
Accounts receivable, net	111,613	(74,963)
Merchandise inventories	(274,589)	(35,412)
Accounts payable	157,668	52,926
Net change in other assets and liabilities	(76,476)	(39,617)
Other, net	760	3,168
Cash used for operating activities	(35,066)	(52,962)
Investing activities:
Additions to property and equipment	(55,697)	(45,997)
Proceeds from sale of property and equipment	16,884	49,538
Additions to computer software	(8,977)	(3,411)
Other, net	(410)	(2,000)
Cash used for investing activities	(48,200)	(1,870)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	205,000
Repayments under amended Receivables Financing Agreement	—	(139,300)
Borrowings under Revolving Credit Facility	776,984	—
Repayments under Revolving Credit Facility	(679,484)	—
Repayments of term loans	—	(4,625)
Repurchase of common stock	(1,503)	—
Other, net	(3,219)	(7,755)
Cash provided by financing activities	92,778	53,320
Effect of exchange rate changes on cash, cash equivalents and restricted cash	542	(618)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,054	(2,130)
Cash, cash equivalents and restricted cash at beginning of period	49,382	272,924
Cash, cash equivalents and restricted cash at end of period(1)	$59,436	$270,794
Supplemental disclosure of cash flow information:
Income taxes paid, net	$125	$2,365
Interest paid	$27,487	$18,211
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$81,085	$69,368

(1)	There was no restricted cash at March 31, 2025 and December 31, 2024.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025		2024
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,958,164	74.4%	$1,974,837	75.6%
Patient Direct	673,884	25.6%	637,843	24.4%
Consolidated net revenue	$2,632,048	100.0%	$2,612,680	100.0%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$1,153	0.06%	$11,486	0.58%
Patient Direct	60,141	8.92%	45,879	7.19%
Acquisition-related charges and intangible amortization	(29,674)		(20,313)
Exit and realignment charges, net	(31,226)		(27,356)
Litigation and related charges (1)	(270)		—
Consolidated operating income	$124		$9,696

Depreciation and amortization:
Products & Healthcare Services	$10,833		$11,547
Patient Direct	35,334		36,465
Intangible amortization	13,785		20,289
Other (2)	1,201		5,794
Consolidated depreciation and amortization	$61,153		$74,095

Capital expenditures:
Products & Healthcare Services	$17,716		$8,250
Patient Direct	46,958		41,158
Consolidated capital expenditures	$64,674		$49,408

Adjusted EBITDA (non-GAAP)
Products & Healthcare Services	$24,218		$32,972
Patient Direct	97,637		83,298
Consolidated Adjusted EBITDA (non-GAAP)	$121,855		$116,270

(1)	Litigation and related charges are reported within Other operating expense, net in our Statements of Operations. Refer to footnote 3 in the GAAP/Non-GAAP Reconciliations below.
(2)	Other depreciation and amortization expense is captured within exit and realignment charges, net for the three months ended March 31, 2025 and 2024.

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net loss	$(24,982)	$(21,886)

Weighted average shares outstanding - basic	77,272	76,319
Dilutive shares	—	—
Weighted average shares outstanding - diluted	77,272	76,319

Net loss per common share:
Basic	$(0.32)	$(0.29)
Diluted	$(0.32)	$(0.29)

Share-based awards for the three months ended March 31, 2025 and 2024 of approximately 1.8 million and 1.6 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net loss and net loss per common share to non-GAAP measures used by management.

	Three Months Ended March 31,
	2025	2024
Operating income, as reported (GAAP)	$124	$9,696
Acquisition-related charges and intangible amortization (1)	29,674	20,313
Exit and realignment charges, net (2)	31,226	27,356
Litigation and related charges (3)	270	—
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$61,294	$57,365
Operating income as a percent of net revenue (GAAP)	0.00%	0.37%
Adjusted operating income as a percent of net revenue (non-GAAP)	2.33%	2.20%

Net loss, as reported (GAAP)	$(24,982)	$(21,886)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	29,674	20,313
Exit and realignment charges, net (2)	31,226	27,356
Litigation and related charges (3)	270	—
Other (4)	424	430
Income tax benefit on pre-tax adjustments (5)	(18,539)	(11,348)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$18,073	$14,865

Net loss per common share, as reported (GAAP)	$(0.32)	$(0.29)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.26	0.20
Exit and realignment charges, net (2)	0.29	0.28
Litigation and related charges (3)	—	—
Other (4)	—	—
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.23	$0.19

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net loss, total debt and capital expenditures to non-GAAP measures used by management.

	Three Months Ended March 31,
	2025	2024
Net loss, as reported (GAAP)	$(24,982)	$(21,886)
Income tax benefit	(10,092)	(5,226)
Interest expense, net	33,959	35,655
Acquisition-related charges and intangible amortization (1)	29,674	20,313
Exit and realignment charges, net (2)	31,226	27,356
Other depreciation and amortization (6)	46,168	48,014
Stock compensation (7)	6,598	6,176
LIFO charges (8)	8,610	5,438
Litigation and related charges (3)	270	—
Other (4)	424	430
Adjusted EBITDA (non-GAAP)	$121,855	$116,270

	March 31,	December 31,
	2025	2024
Total debt, as reported (GAAP)	$1,947,462	$1,853,596
Cash and cash equivalents	(59,436)	(49,382)
Net debt (non-GAAP)	$1,888,026	$1,804,214

	Three Months Ended March 31,
	2025	2024
Capital expenditures, as reported (GAAP)	$64,674	$49,408
Proceeds from sale of property and equipment (9)	(16,884)	(49,538)
Net capital expenditures (non-GAAP) (Net Capex)	$47,790	$(130)

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges consist primarily of one-time costs related to the planned acquisition of Rotech Healthcare Holdings Inc. (Rotech), which consisted primarily of legal and professional fees. For the three months ended March 31, 2025, we incurred $16 million of acquisition-related costs. We incurred no acquisition related charges for the three months ended March 31, 2024. Acquisition-related charges and intangible amortization also include amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, such as advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) Exit and realignment charges, net were $31 million for the three months ended March 31, 2025. These charges primarily related to (1) kitting and manufacturing initiatives of $10 million (2) professional fees associated with the potential sale of our P&HS segment of $7.1 million, (3) an accounts receivable provision of $6.8 million associated with Fusion 5, which is no longer operating (4) $5.7 million in professional fees associated with Patient Direct strategic initiatives and (5) $1.5 million of other charges. Exit and realignment charges, net were $27 million for the three months ended March 31, 2024. These charges primarily related to (1) the 2023-2024 Operating Model Realignment Program of

$33 million, including professional fees, severance, and other costs to streamline functions and processes and (2) costs related to IT strategic initiatives such as converting certain divisions to common IT systems of $1.2 million partially offset by (3) a $7.4 million gain on the sale of our corporate headquarters. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3) Litigation and related charges includes settlement costs and related charges of legal matters within our Patient Direct segment. These costs do not occur in the ordinary course of our business and are inherently unpredictable in timing and amount.
(4) For the three months ended March 31, 2025 and 2024, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).
(5) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

(6) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(7) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(8) LIFO charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

(9) Proceeds from sale of property and equipment for the three months ended March 31, 2024 includes $34 million in gross proceeds related to the sale of our corporate headquarters.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

Executive Vice President & Chief Financial Officer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.